Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2025 RESULTS

BURBANK, CALIFORNIA, May 8, 2025 – Entravision Communications Corporation (NYSE: EVC), a media and advertising technology company, today announced financial results for its first quarter ended March 31, 2025.

"Net revenue increased 17% in first quarter 2025 compared to first quarter 2024 because of the strong performance of our Advertising and Technology Services segment,” said Michael Christenson, Chief Executive Officer. “We are pleased with the performance of this business and our team’s ability to expand sales capacity and build AI capabilities into our proprietary technology platform. Our Media segment had a more challenging quarter, with fewer active advertisers than the same period last year. However, we also expanded our sales capacity in the Media segment during the past two quarters, and revenue performance improved each month of the quarter."

Mr. Christenson continued, “Our balance sheet is strong and we continue to focus on selected investments to drive increased revenue while maintaining tight control of operating expenses and corporate expenses to improve profitability.”

Highlights

Entravision reports its operating results for two segments. The Media segment provides video, audio and digital marketing services to local and national advertisers in the U.S. The Advertising Technology & Services segment provides programmatic advertising technology and services to advertisers and mobile app developers on a global basis.

•
Consolidated net revenue increased 17% for first quarter 2025 compared to first quarter 2024.
o
Media segment net revenue decreased 10% for first quarter 2025 compared to first quarter 2024, primarily due to a decrease in broadcast advertising revenue and a decrease in retransmission consent revenue.
o
Advertising Technology & Services segment net revenue increased 57% for first quarter 2025 compared to first quarter 2024, primarily due to increases in advertising revenue including advertising spend per client.
•
Segment operating profit was $3.9 million for first quarter 2025, a decrease of 16% compared to first quarter 2024.
o
Media segment operating loss was $2.6 million for first quarter 2025, compared to operating income of $3.0 million in first quarter 2024.
o
Advertising Technology & Services segment operating profit was $6.5 million for first quarter 2025, an increase of 296% compared to first quarter 2024.
•
Corporate expenses decreased 36% for first quarter 2025 compared to first quarter 2024, primarily due to reductions in salaries and bonus expense, non-cash compensation, audit fees and professional services.
•
The company incurred non-cash charges of $48.9 million in first quarter 2025 because:
o
the company is selling two television stations in Mexico, and
o
the company vacated its previous headquarters office in Santa Monica, California.
•
The company had $78.1 million in cash and cash equivalents and marketable securities as of March 31, 2025, compared to $100.6 million as of December 31, 2024. Net cash used in operating activities was $15.2 million and the company paid a dividend of $4.5 million on March 31, 2025.
•
Entravision’s board of directors approved a quarterly cash dividend to shareholders of $0.05 per share on the company's Class A and Class U common stock. The dividend is payable on June 30, 2025 to shareholders of record as of the close of business on June 16, 2025.

Entravision Communications

Strategic Initiatives

Entravision is focused on several key strategies and initiatives for 2025 and beyond:

•
Provide Trusted News and Content. We are dedicated to serving our audiences as a trusted provider of news, information and entertainment. We have doubled our local news production and provide morning, midday, early evening and late news in all of our markets, along with weekend early evening and late news in five key markets. We view local news as an important strategic initiative to serve our audiences as a local broadcaster.
•
Grow Local Sales and Digital Advertising Solutions. In late 2024 and early 2025 we made changes to our Media sales leadership and invested in hiring additional local salespeople and digital marketing specialists to drive growth in local and digital advertising sales. We are focused on strengthening our digital marketing solutions and integrating them with our television and radio offerings to provide a comprehensive, multi-channel solution for advertisers.
•
Grow Advertising Technology & Services. Our Advertising Technology & Services business has shown significant revenue growth and future growth potential. Our focus includes continuing to strengthen our proprietary technology platform and algorithms and hire additional key sales personnel, particularly in the U.S.
•
Drive Cost Efficiencies. Our strategy is to invest in content, technology and local sales in order to drive revenue, while driving cost efficiencies for supporting services and corporate expense. These initiatives reflect Entravision's focus on growth, financial stability and serving our audiences while adapting to the changing media landscape.
•
Maintain a Strong Balance Sheet. Entravision is focused on maintaining a strong balance sheet with low leverage.

Notice of Conference Call

Entravision will hold a conference call to discuss its first quarter 2025 results on Thursday, May 8, 2025 at 5:00 p.m. Eastern Time. To access the conference call, please dial 1-800-717-1738 or 1-646-307-1865 ten minutes prior to the start time. The call will also be available via live webcast on the “Investor” section of the company's website at investor.entravision.com.

About Entravision Communications Corporation

Entravision is a media and advertising technology company. In the U.S., we provide video, audio and digital marketing services to local and national advertisers through a portfolio of television and radio stations and digital advertising services that target Latino audiences. Our advertising technology business provides programmatic advertising technology and services to advertisers and app developers on a global basis. Entravision is the largest affiliate group of the Univision and UniMás television networks. Shares of Entravision Class A Common Stock trade on the NYSE under the ticker: EVC. Learn more about us at entravision.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Mark Boelke	Roy Nir
Chief Financial Officer	VP, Financial Reporting and Investor Relations
Entravision	Entravision
310-447-3870	310-447-3870
ir@entravision.com	ir@entravision.com

# # #

(Financial Tables Follow)

Entravision Communications

Entravision Communications Corporation

Segment Results (Unaudited)

(In thousands)

	Three-Month Period
	Ended March 31,		%
	2025	2024	Change
Net revenue
Media	$40,977	$45,766	(10)%
Advertising Technology & Services	50,874	32,410	57%
Consolidated	91,851	78,176	17%

Cost of revenue
Media	3,266	2,878	13%
Advertising Technology & Services	30,206	19,780	53%
Consolidated	33,472	22,658	48%

Direct operating expenses
Media	26,550	26,623	(0)%
Advertising Technology & Services	8,952	5,178	73%
Consolidated	35,502	31,801	12%

Selling, general and administrative expenses
Media	10,805	9,977	8%
Advertising Technology & Services	4,701	4,357	8%
Consolidated	15,506	14,334	8%

Depreciation and amortization
Media	2,970	3,287	(10)%
Advertising Technology & Services	507	1,452	(65)%
Consolidated	3,477	4,739	(27)%

Segment operating profit (loss)
Media	(2,614)	3,001	*
Advertising Technology & Services	6,508	1,643	296%
Consolidated	3,894	4,644	(16)%

Corporate expenses	7,788	12,248	(36)%
Change in fair value of contingent consideration	-	(220)	(100)%
Impairment charge	23,673	-	*
Loss on lease abandonment	25,191	-	*
Foreign currency (gain) loss	12	265	(95)%
Operating income (loss)	(52,770)	(7,649)	590%

Interest expense	$(3,663)	$(4,443)	(18)%
Interest income	605	578	5%
Dividend income	-	10	(100)%
Realized gain (loss) on marketable securities	1	(113)	*
Gain (loss) on debt extinguishment	-	(40)	(100)%
Income (loss) before income taxes	(55,827)	(11,657)	379%

Capital expenditures
Media	$2,360	$1,994
Advertising Technology & Services	24	76
Consolidated	$2,384	$2,070

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share data)

	Three-Month Period
	Ended March 31,
	2025	2024
Net revenue	$91,851	$78,176

Expenses:
Cost of revenue	33,472	22,658
Direct operating expenses	35,502	31,801
Selling, general and administrative expenses	15,506	14,334
Corporate expenses	7,788	12,248
Depreciation and amortization	3,477	4,739
Change in fair value of contingent consideration	—	(220)
Impairment charge	23,673	—
Loss on lease abandonment	25,191	—
Foreign currency (gain) loss	12	265
	144,621	85,825
Operating income (loss)	(52,770)	(7,649)
Interest expense	(3,663)	(4,443)
Interest income	605	578
Dividend income	—	10
Realized gain (loss) on marketable securities	1	(113)
Gain (loss) on debt extinguishment	—	(40)
Income (loss) before income taxes	(55,827)	(11,657)
Income tax benefit (expense)	8,052	4,147
Net income (loss) from continuing operations	(47,775)	(7,510)
Net income (loss) from discontinued operations, net of tax	(191)	(41,380)
Net income (loss) attributable to common stockholders	$(47,966)	$(48,890)

Basic and diluted earnings per share:
Net income (loss) per share from continuing operations, basic and diluted	$(0.53)	$(0.08)

Net income (loss) per share from discontinued operations, basic and diluted	$(0.00)	$(0.47)

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.53)	$(0.55)

Cash dividends declared per common share, basic and diluted	$0.05	$0.05

Weighted average common shares outstanding, basic and diluted	90,976,288	89,518,058

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$73,610	$95,914
Marketable securities	4,537	4,694
Restricted cash	789	786
Trade receivables, net of allowance for doubtful accounts	78,923	68,319
Assets held for sale	4,650	—
Prepaid expenses and other current assets	28,534	16,587
Total current assets	191,043	186,300
Property and equipment, net	50,571	60,616
Intangible assets subject to amortization, net	3,961	4,417
Intangible assets not subject to amortization	149,276	177,276
Goodwill	7,352	7,352
Deferred income taxes	2,924	2,650
Operating leases right of use asset	22,946	40,762
Other assets	7,749	7,905
Total assets	$435,822	$487,278
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$2,500	$-
Accounts payable and accrued expenses	55,177	53,882
Operating lease liabilities	7,631	7,744
Total current liabilities	65,308	61,626
Long-term debt, less current maturities, net of unamortized debt issuance costs	184,514	186,958
Long-term operating lease liabilities	40,603	42,101
Other long-term liabilities	12,578	12,168
Deferred income taxes	37,211	38,405
Total liabilities	340,214	341,258
Stockholders' equity
Class A common stock	8	8
Class U common stock	1	1
Additional paid-in capital	813,080	815,532
Accumulated deficit	(716,686)	(668,720)
Accumulated other comprehensive income (loss)	(795)	(801)
Total stockholders' equity	95,608	146,020
Total liabilities, redeemable noncontrolling interest and equity	$435,822	$487,278

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three-Month Period
	Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss) attributable to common stockholders	$(47,966)	$(48,890)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,477	7,133
Impairment charge	23,673	49,438
Loss on lease abandonment	25,191	—
Deferred income taxes	(1,467)	(4,224)
Non-cash interest	176	92
Amortization of syndication contracts	110	113
Payments on syndication contracts	(109)	(115)
Non-cash stock-based compensation	2,613	5,447
(Gain) loss on marketable securities	(1)	113
(Gain) loss on disposal of property and equipment	4	97
(Gain) loss on debt extinguishment	—	40
Change in fair value of contingent consideration	—	(1,420)
Net income (loss) attributable to redeemable noncontrolling interest - discontinued operations	—	(2,779)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(10,460)	29,473
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	(9,529)	(7,150)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(956)	6,007
Net cash provided by (used in) operating activities	(15,244)	33,375
Cash flows from investing activities:
Purchases of property and equipment	(2,643)	(2,743)
Purchases of marketable securities	(218)	—
Proceeds from sale of marketable securities	386	8,842
Net cash provided by (used in) investing activities	(2,475)	6,099
Cash flows from financing activities:
Tax payments related to shares withheld for share-based compensation plans	—	(27)
Payments on debt	—	(10,275)
Dividends paid	(4,549)	(4,476)
Distributions to noncontrolling interest	—	(1,078)
Payment of contingent consideration	—	(900)
Principal payments under finance lease obligation	(33)	(41)
Net cash provided by (used in) financing activities	(4,582)	(16,797)
Effect of exchange rates on cash, cash equivalents and restricted cash	—	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	(22,301)	22,675
Cash, cash equivalents and restricted cash:
Beginning	96,700	106,509
Ending	$74,399	$129,184